Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Vistagen Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share to be issued under the Amended and Restated Omnibus Equity Plan	Rule 457(c) and Rule 457(h)	4,400,000	(2)	$3.695	(3)	$16,258,000.00	0.0001476	$2,399.68
Equity	Common Stock, par value $0.001 per share to be issued under the Amended 2019 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	966,666	(2)	$3.695	(3)	$3,571,830.87	0.0001476	$527.20

	Total Offering Amounts						$19,829,830.87		$2,926.88
	Total Fee Offsets								-
	Net Fee Due								$2,926.88

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of shares of common stock, $0.001 par value per share (“Common Stock”), of Vistagen Therapeutics, Inc. (the “Registrant”) that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)

This Form S-8 registers (i) 4,400,000 additional shares of Common Stock which may be issued pursuant to the Company’s Amended and Restated Omnibus Incentive Plan, as amended (the “2019 Plan”) and (ii) 966,666 additional shares of Common Stock which may be issued pursuant to the Company’s 2019 Employee Stock Purchase Plan, as amended (the “2019 ESPP”). The Company previously registered an aggregate of 1,00,000 shares of Common Stock issuable under the 2019 Plan on the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October 1, 2019 (File No. 333-234026) and September 24, 2021 (File No. 333-259799). The Company previously registered an aggregate of 33,334 shares of Common Stock issuable under the 2019 ESPP on the Registration Statements on Form S-8, filed with the Securities and Exchange Commission on October 1, 2019 (File No 333-234026).

(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The offering price per share and the aggregated offering price for shares reserved for future issuance under the 2019 Plan are based on the average of the high and the low price of Registrant’s common stock as reported on the Nasdaq Capital Market on June 11, 2024, which date is within five business days prior to filing this Registration Statement.